UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2008

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRSEmployer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

As previously reported, on February 28, 2008, Solutia Inc. emerged from Chapter 11 proceedings.  As of February 29, 2008, we had 60,766,560 shares of our common stock outstanding.  In addition, we have warrants and options to purchase our common stock outstanding.  A more detailed description of our capitalization as of February 29, 2008 is located on our web site: www.solutia.com under the "Investors" tab.  While we have previously disclosed the correct number of shares of our common stock outstanding, we note that some third party financial information web sites appear to be reporting and/or basing their calculation of our market capitalization on approximately 104 million shares of our common stock outstanding which as of February 29, 2008, is incorrect.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Rosemary L. Klein
Senior Vice President, General Counsel and Secretary

DATE: March 27, 2008